UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ROX Financial LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4363585
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

250 Greenwich Street, 10th Floor New York, New York 10007	10007
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Series A shares	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No.

333- 257524

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

ROX Financial LP (the “Registrant”) hereby incorporates by reference herein the description of its Series A Shares (the “Series A Shares”) to be registered hereunder set forth under the heading “Description of Series A Shares” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333 257524), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Series A Shares under the heading “ROX LP Partnership Agreement” in the prospectus forming part of the Registration Statement. The prospectus relating to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this Form 8-A.

ITEM 2	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROX Financial LP By: ROX Financial GP LLC, its general partner

Date: July 26, 2021	By:	/s/ Anthony F. Moro
Anthony F. Morro
President

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